Exhibit 3.37

QUINTILES PHARMA SERVICES CORP.

ARTICLES OF INCORPORATION

The undersigned, hereby submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

1. The name of the corporation is Quintiles Pharma Services Corp.

2. The corporation shall have authority to issue one thousand (1,000) shares, all of one class, designated as common stock, with $0.001 par value per share. “Par value” shall mean the dollar amount fixed as the nominal or face value, as opposed to the market value, of each share of common stock.

3. The street address and county of the initial registered office of the corporation in the State of North Carolina are 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603, and the name of its initial registered agent at such address CT Corporation System.

4. The street address and county of the principal office of the Corporation are 4709 Creekstone Drive, Suite 200, Durham, Durham County, North Carolina 27703.

5. The name and address of the incorporator are Catherine A. Loughlin, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center, Raleigh, Wake County, North Carolina 27601.

6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C.Gen.Stat. 55-8-33 for unlawful distribution; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

7. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled “The North Carolina Shareholder Protection Act” and “The North Carolina Control Share Acquisition Act,” respectively, shall not be applicable to the corporation.

8. The Corporation may conduct any transaction or transactions by electronic means, and this provision should constitute the agreements by the corporation, its shareholders and directors to the conduct of transactions by electronic means.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of December, 2005.

/s/ Catherine A. Loughlin
Catherine A. Loughlin, Incorporator

2

QUINTILES PHARMA SERVICES CORP.

ARTICLES OF AMENDMENT

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation, Quintiles Pharma Services Corp. (the “Corporation”), hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1. The name of the corporation is Quintiles Pharma Services Corp.

2. Article 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

“1. The name of the corporation is IQVIA Pharma Services Corp.”

3. The foregoing amendment was proposed and recommended by the sole Director of the Corporation and approved and adopted by the sole shareholder of the Corporation in accordance with the provisions of Chapter 55 of the North Carolina General Statutes and the Corporation’s Articles of Incorporation. The date of adoption was November 6, 2017.

4. These articles will become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of November, 2017.

QUINTILES PHARMA SERVICES CORP.

By:	/s/ James H. Erlinger III
Name: James H. Erlinger III
Title: President

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

IQVIA PHARMA SERVICES CORP.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is IQVIA Pharma Services Corp.

2.	The Articles of Incorporation of the corporation are hereby amended as follows:

Section 2 shall be deleted in its entirety and substituted with the following:

“The corporation shall have authority to issue two thousand (2,000) shares, all of one class, designated as common stock, with $0.001 par value per share. “Par value” shall mean the dollar amount fixed as the nominal or face value, as opposed to the market value, of each share of common stock.”

3.

The foregoing amendment was approved and adopted as of November 19, 2019 by the corporation’s board of directors and as of November 19, 2019 by the corporation’s shareholders in the manner prescribed by Chapter 55 of the North Carolina General Statutes.

4.	These Articles of Amendment will become effective upon filing.

[Signature page follows.]

[Signature Page to Articles of Amendment of Articles of Incorporation of

IQVIA Pharma Services Corp.]

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of November, 2019.

IQVIA PHARMA SERVICES CORP.

By;	/s/ Eric Sherbet
Eric Sherbet
President

State of North Carolina

Department of the Secretary of State

ARTICLES OF MERGER

Pursuant to North Carolina General Statute Sections 55-11-05(a), 55-11-12, 55A-11-09(d), 55A-11-04, 57D-9-42, 59-73.32(a) and 59-1072(a), as applicable, the undersigned entity does hereby submit the following Articles of Merger as the surviving business entity in a merger between two or more business entities.

1.

The name of the surviving entity is IQVIA Pharma Services Corp., a (check one) ☒ corporation, ☐ nonprofit corporation, ☐ professional corporation, ☐ limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of North Carolina (state or country).

2.	The address of the surviving entity is:

   Street Address: 4820 Emperor Boulevard City: Durham

   State: North Carolina Zip Code: 27703 County: Durham

(a)

(Complete only if the surviving business entity is a foreign business entity that is not authorized to transact business or conduct affairs in North Carolina.) The mailing address of the surviving foreign business entity is:

Street Address:___________________________________________ City:____________________

State:______________________ Zip Code:__________________ County:____________________

The Surviving foreign business entity will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

3.	For each merging entity: (if more than one, complete on separate sheet and attach.)

The name of the merged entity is IQVIA RDS Transfer L.L.C. a (check one) ☐ corporation, ☐ nonprofit corporation, ☐ professional corporation, ☒ limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of Delaware (state or country).

The mailing address of each merging entity is: (if more than one, complete on separate sheet and attach)

   Street Address: 4820 Emperor Boulevard City: Durham

   State: North Carolina Zip Code: 27703 County: Durham

4.

If the surviving business entity is a domestic business entity, the text of each amendment, if any, to the Articles of Incorporation, Articles of Organization, or Certificate of Limited Partnership within the Plan of Merger is attached.

5.	A Plan of Merger has been duly approved in the manner required by law by each of the business entities participating in the merger.

Provide the information in Items 6 and 7 below for a merger between a parent unincorporated entity and a subsidiary corporation or corporations. (§55-11-12)

6.	The terms and conditions of the merger are attached. (§55-11-12 mergers only)

7.

Information concerning the manner and basis of converting the interests in each merging business entity into interests, obligations, or securities of the surviving business entity, or into cash or other property in whole or in part, or of cancelling the interests is attached. (§55-11-12 mergers only)

8.	These articles will be effective upon filing unless a delayed date and/or time is specified 11:59pm (Eastern) on July 24, 2020.

This the 21st day of July, 2020.

IQVIA Pharma Services Corp.
Name of Entity
/s/ Eric Sherbet
Signature
Eric Sherbet, President
Type or Print Name and Title

NOTES:

1.	Filing fee is $50 for For-profit entities.
2.	Filing fee is $25 when the surviving business entity is a Non-profit corporation.
3.	This document must be filed with the Secretary of State. Certificate(s) of Merger must be registered pursuant to the requirements of N.C.G.S. Section 47-18.1